As filed with the Securities and Exchange Commission on March 5, 2004
                                                   Registration No. 333-000000

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                     PERFORMANCE TECHNOLOGIES, INCORPORATED
             (Exact name of Registrant as specified in its charter)

         Delaware                                                16-1158413
(State or other jurisdiction                                 (I.R.S. Employer
    of incorporation)                                       Identification No.)

                             205 Indigo Creek Drive
                            Rochester, New York 14626
                                 (585) 256-0200
                   (Address, including zip code, and telephone
                         number, including area code, of
                        Registrant's principal executive
                                    offices)

                     Performance Technologies, Incorporated
                           2003 Omnibus Incentive Plan
                            (Full title of the Plan)

                                Donald L. Turrell
                             Chief Executive Officer
                     Performance Technologies, Incorporated
                             205 Indigo Creek Drive
                            Rochester, New York 14626
                                 (585) 256-0200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
                                        Proposed
                                        maximum         Proposed
                                        offering         maximum      Amount of
Title of securities    Amount to be     price per       aggregate   registration
 to be registered      registered       share(1)     offering price(1)   fee
--------------------------------------------------------------------------------
Common Stock,           1,500,000       $20.00       $30,000,000.00   $3,801.00
par value $.01
per share

(1) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) of the Securities Act of 1933 and based on the high and low prices of the Registrant's Common Stock, par value $.01 per share, as reported on the Nasdaq National Market System on March 3, 2004.

In addition, pursuant to Rule 416(c) of the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the stock option plan described herein.

                                     PART I

     Pursuant to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

                                     PART II

Item 3. Incorporation of Certain Documents by Reference

     The following documents of the Registrant previously filed with the Securities and Exchange Commission are incorporated herein by reference:

         (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

         (b) the Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2003; June 30, 2003; September 30, 2003; and

         (c) the Registrant's Current Reports on Form 8-K dated January 31, 2003; April 10, 2003; August 11, 2003; January 14, 2004;
                 January  26, 2004; February 3, 2004; and February 20, 2004.

         (d) the description of the Registrant's Common Stock, par value $.01 per share, contained in Item 1 of the Registrant's Registration Statement on Form 8-A (Registration No. 0-27460), filed with the Securities and Exchange Commission on December 28, 1995.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement (and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not Applicable

Item 5.  Interests of Named Experts and Counsel

         Not Applicable

Item 6.  Indemnification of Directors and Officers

     With respect to indemnification of directors and officers, Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Under this provision of the DGCL, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     Furthermore, the DGCL provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact person is or was a director, officer, employee or agent of the corporation, or is or was serving in that capacity at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     The Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") and By-laws, as amended (the "By-laws") provide for limitation of the liability of directors to the Company and its stockholders and for indemnification of directors, officers, employees and agents of the Company, respectively, to the maximum extent permitted by the DGCL.

     The Certificate of Incorporation provides that directors are not liable to the Company or its stockholders for monetary damages for breaches of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) for dividend payments or stock repurchases in violation of Delaware law, or (d) for any transaction from which the director derived any improper personal benefit.

     The By-laws include provisions by which the Company will indemnify its officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement with respect to threatened, pending or completed suits or proceedings against such persons by reason of serving or having served the Company as officers, directors or in other capacities, except in relation to matters with respect to which such persons shall be determined not to have acted in good faith, lawfully or in the best interests of the Company. With respect to matters to which the Company's officers, directors, employees, agents or other representatives are determined to be liable for misconduct or negligence in the performance of their duties, the By-laws provide for indemnification only to the extent that the Company determines that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed

         Not applicable

Item 8.  Exhibits

(4) Instruments defining the rights of security holders, including indentures

         (4.1) Restated Certificate of Incorporation of the Registrant  (Exhibit
               3.1)1

         (4.2) Certificate of Amendment of the Registrant (Exhibit 3.2)2

         (4.3) Amended By-laws of the Registrant (Exhibit 3.3) 1

         (4.4) Form of Common Stock Certificate of the Registrant  (Exhibit 4.1)
               1

         (4.5) Performance  Technologies,  Incorporated  2003  Omnibus Incentive
               Plan *


(5) Opinion re legality

         (5.1) Opinion of Harter, Secrest & Emery LLP *

(9) Voting Trust Agreements

         Not Applicable

(15) Letter re unaudited interim financial information

         Not applicable

(23) Consents of experts and counsel

         (23.1) Consent of PricewaterhouseCoopers LLP *

         (23.2) Consent of Harter, Secrest & Emery LLP [contained in Exhibit
                (5.1)] *

(24) Power of Attorney

         Not applicable

(99) Additional Exhibits

         Not applicable

----------------------------

         * Exhibit filed with this Registration Statement.

         1 Exhibit previously filed as part of and is incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (Registration No. 33-99684). The exhibit number contained in parenthesis refers to the exhibit number in such Registration Statement.

         2 Exhibit previously filed as part of and is incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002. The exhibit number contained in parenthesis refers to the exhibit number in such Annual Report.

Item 9. Undertakings

         (a) The undersigned Registrant hereby undertakes (subject to the provision contained in Item 512(a) of Regulation S-K):

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                      (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                      (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   Signatures

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on the 5th day of March 2004.

                                         Performance Technologies, Incorporated

                                         By:    /s/Donald L. Turrell
                                         -----------------------------------

                                                   Donald L. Turrell

                                           President and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities indicated and on the 5th day of March 2004.

      Signature                                         Title

/s/ Donald L. Turrell                      President, Chief Executive Officer
--------------------------------           and Director
Donald L. Turrell                          (Principal Executive Officer)


/s/Dorrance W. Lamb                        Chief Financial Officer and
--------------------------------           Vice President-Finance
Dorrance W. Lamb                           (Principal Financial Officer and
                                           Principal Accounting Officer)

/s/John M. Slusser                         Chairman of the Board
--------------------------------
John M. Slusser

/s/Bernard Kozel                           Director
--------------------------------
Bernard Kozel

/s/Charles E. Maginness                    Director
--------------------------------
Charles E. Maginness

/s/Stuart B. Meisenzahl                    Director
--------------------------------
Stuart B. Meisenzahl

/s/John E. Mooney                          Director
--------------------------------
John E. Mooney

/s/E. Mark Rajkowski                       Director
--------------------------------
E. Mark Rajkowski

/s/Robert L. Tillman                       Director
--------------------------------
Robert L. Tillman

                                                                    EXHIBIT 4.5
                     PERFORMANCE TECHNOLOGIES, INCORPORATED
                           2003 OMNIBUS INCENTIVE PLAN

                             Effective June 3, 2003

                                   Article 1
                            PURPOSE AND TERM OF PLAN

     Section 1.1 Purpose. The purpose of the Plan is to provide motivation to selected Employees, Directors and Consultants to put forth maximum efforts toward the continued growth, profitability, and success of the Company by providing incentives to such Employees, Directors and Consultants through the ownership and performance of Common Stock.

     Section 1.2 Term. The Plan was approved by the Board on March 26, 2003, and will become effective upon the date of the approval by PTI's stockholders at the 2003 Annual Meeting of the Stockholders. The Plan and any Awards granted thereunder shall be null and void if stockholder approval is not obtained at the 2003 Annual Meeting of the Stockholders.

                                   Article 2
                                   DEFINITIONS

     In any necessary construction of a provision of this Plan, the masculine gender may include the feminine, and the singular may include the plural, and vice versa.

     Section 2.1 "Approved Reason" means a reason for terminating employment with the Company which, in the opinion of the Committee, is in the best interests of the Company.

     Section 2.2 "Award" means any form of stock option, stock appreciation right, Stock Award, performance unit, performance share, Performance Award, or other incentive award granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish by the Award Notice or otherwise.

     Section 2.3 "Award Notice" means the written document establishing the terms, conditions, restrictions, and/or limitations of an Award in addition to those established by this Plan and by the Committee's exercise of its administrative powers. The Committee will establish the form of the written document in the exercise of its sole and absolute discretion.

     Section 2.4     "Board" means the Board of Directors of PTI.

     Section 2.5 "Cause" means (a) the willful and continued failure by a Participant to substantially perform his or her duties with the Company after written warnings identifying the lack of substantial performance are delivered to the Participant by the Company to specifically identify the manner in which the Company believes that the Participant has not substantially performed his or her duties, (b) the willful engaging by a Participant in illegal conduct which is materially and demonstrably injurious to the Company, (c) the commission of a felony by a Participant, (d) the breach by a Participant of a material fiduciary duty owed by that Participant to the Company, (e) the intentional unauthorized disclosure by a Participant to any person of confidential information or trade secrets of a material nature relating to the Company's business, or (f) the engaging by a Participant in any conduct that the Company's written rules, regulations or policies specify as constituting grounds for discharge.

     Section 2.6     "CEO" means the Chief Executive Officer of PTI.

     Section 2.7 "Code" means the Internal Revenue Code of 1986, as amended from time to time, including the regulations thereunder and any successor provisions and the regulations thereto.

     Section 2.8 "Committee" means the Stock Option Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided that the Committee shall consist of two or more Directors, all of whom are both a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of the definition of such term as contained in Proposed Treasury Regulation Section 1.162-27(e)(3), or any successor definition adopted under Section 162(m) of the Code.

     Section 2.9 "Common Stock" means the common stock, $.01 par value per share, of PTI that may be newly issued or treasury stock.

     Section 2.10    "Company" means PTI and its Subsidiaries.

     Section 2.11    "Consultants"   means   the   consultants,   advisors   and
independent contractors retained by the Company.

     Section 2.12 "Covered Employee" means an Employee who is a "covered employee" within the meaning of Section 162(m) of the Code.

     Section 2.13    "Director" means a non-Employee member of the Board.

     Section 2.14 "Disability," for a Participant who is an Employee, means a disability under the terms of the long-term disability plan maintained by the Participant's employer, or in the absence of such a plan, the Performance Technologies, Incorporated Long Term Disability Plan; and for all other Participants, means a disability under the Performance Technologies, Incorporated Long Term Disability Plan.

     Section 2.15 "Effective Date" means the date an Award is determined to be effective by the Committee upon its grant of such Award, which date shall be set forth in the applicable Award Notice.

     Section 2.16 "Employee" means any person employed by the Company on a full or part-time basis.

     Section 2.17 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including the rules thereunder and any successor provisions and the rules thereto.

     Section 2.18 "Fair Market Value" means the fair market value determined by the Committee, in good faith, based upon a reasonable method of valuation adopted by the Committee, or such method as may be permitted by the Code, or the regulations or rulings thereunder.

     Section 2.19 "Negative Discretion" means the discretion authorized by the Plan to be applied by the Committee in determining the size of an Award for a Performance Period if, in the Committee's sole judgment, such application is appropriate. Negative Discretion may only be used by the Committee to eliminate or reduce the size of an Award. By way of example and not by way of limitation, in no event shall any discretionary authority granted to the Committee by the Plan, including, but not limited to Negative Discretion, be used to: (a) grant Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained under the applicable Performance Formula; or (b) increase an Award above the maximum amount payable under Section 6.3 of the Plan.

     Section 2.20    "Net Cash Provided by Operating Activities"  means net cash
provided  by  operating  activities  computed  in   accordance  with  generally
acceptable accounting principles, consistently applied, and shall exclude investing and financing activities.

     Section 2.21    "Participant"   means  either  an  Employee,   Director  or
Consultant to whom an Award has been granted by the Committee under the Plan.

     Section 2.22 "Performance Awards" means the Stock Awards, performance units and performance shares granted to Covered Employees pursuant to Article 7. All Performance Awards are intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

     Section 2.23 "Performance Criteria" means the one or more criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period. The Performance Criteria that will be used to establish such Performance Goal(s) shall be limited to the following: increase in total revenue, earnings before interest and taxes, earnings before interest, depreciation, taxes and amortization ("EBIDTA"), return on stockholders' equity, gross margin, earnings per share, net income, operating income, net profit, operating profits, profits before tax, Net Cash Provided by Operating Activities, ratio of operating earnings to capital spending, free cash flow,return on assets, equity or stockholders' equity and Common Stock price per share. To the extent required by Section 162(m) of the Code, the Committee shall, within the time period required by Section 162(m) of the Code (generally, the first 90 days of a Performance Period), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

     Section 2.24 "Performance Formula" means, for a Performance Period, the one or more objective formulas (expressed as a percentage or otherwise) applied against the relevant Performance Goal(s) to determine, with regards to the Award of a particular Participant, whether all, some portion but less than all, or none of the Award has been earned for the Performance Period.

     Section 2.25 "Performance Goals" means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the time period permitted by Section 162(m) of the Code (generally, the first 90 days of a Performance Period), or at any time thereafter, in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; and (c) in view of the Committee's assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant.

     Section 2.26 "Performance Period" means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to and the payment of a Performance Award.

     Section 2.27    "Plan" means the 2003 Omnibus Incentive Plan.

     Section 2.28    "PTI" means Performance Technologies, Incorporated.

     Section 2.29 "Retirement" means, in the case of a Participant employed by the Company, voluntary termination of employment on or after age 62.

     Section 2.30    "Stock Award" means an award granted pursuant to Article 10
in   the form of shares  of Common  Stock,  restricted  shares of Common  Stock, and/or Units of Common Stock.

     Section 2.31 "Subsidiary" means a corporation or other business entity in which PTI directly or indirectly has an ownership interest of 50 percent or more,except that with respect to incentive stock options, "Subsidiary" shall mean "subsidiary corporation" as defined in Section 424(f) of the Code.

     Section 2.32 "Unit" means a bookkeeping entry used by the Company to record and account for the grant of the following Awards until such time as the Award is paid, canceled, forfeited or terminated, as the case may be: Units of Common Stock, performance units, and performance shares which are expressed in terms of Units of Common Stock.

                                   Article 3
                                   ELIGIBILITY

     Section 3.1 In General. Subject to Section 3.2, all Employees, Directors and Consultants are eligible to participate in the Plan. The Committee may select, from time to time, Participants from those Employees who, in the opinion of the Committee, can further the Plan's purposes. In addition, the Committee may select, from time to time, Participants from those Directors and Consultants (who may or may not be Committee members) who, in the opinion of the Committee, can further the Plan's purposes. Once a Participant is so selected, the Committee shall determine the type(s) of Awards to be made to the Participant and shall establish in the related Award Notice(s) the terms, conditions, restrictions and/or limitations, if any, applicable to the Award(s) in addition to those set forth in this Plan and the administrative rules and regulations issued by the Committee.

     Section 3.2     Incentive Stock Options.  Only  Employees shall be eligible
to   receive "incentive stock options" (within the meaning of Section 422 of the
Code).

                                   Article 4
                               PLAN ADMINISTRATION

     Section 4.1     Responsibility.   The   Committee   shall  have  total  and
exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms.

     Section 4.2 Authority of the Committee. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to: (a) select the Participants and determine the type of Awards to be made to Participants, the number of shares subject to Awards and the terms, conditions, restrictions and limitations of the Awards; (b) interpret the Plan; (c) determine eligibility for participation in the Plan; (d) decide all questions concerning eligibility for and the amount of Awards payable under the Plan; (e) construe any ambiguous provision of the Plan; (f) correct any default; (g) supply any omission; (h) reconcile any inconsistency; (i) issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper; (j) make regulations for carrying out the Plan and make changes in such regulations as it from time to time deems proper;
(k) determine whether Awards should be granted singly, in combination or in tandem; (l) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations; (m) accelerate the vesting, exercise, or payment of an Award or the Performance Period of an Award when such action or actions would be in the best interest of the Company; (n) establish such other types of Awards, besides those specifically enumerated in Article 5 hereof, which the Committee determines are consistent with the Plan's purpose; (o) subject to Section 4.3, grant Awards in replacement of Awards previously granted under this Plan or any other executive compensation plan of the Company; (p) establish and administer the Performance Goals and certify whether, and to what extent, they have been attained; (q) determine the terms and provisions of any agreements entered into hereunder; (r) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan; and (s) make all other determinations it deems necessary or advisable for the administration of the Plan, including factual determinations.

     Section 4.3     Option  Repricing.   Except  for  adjustments  pursuant  to
Section 6.2, the Committee shall not reprice any stock options unless such action is approved by the Company's stockholders. For purposes of the Plan, the term "reprice" shall mean the granting of a stock option(s) to a Participant in exchange for such Participant's agreement to cancel a higher-priced stock option(s) that was previously granted to such Participant.

     Section 4.4 Company's Right to Redeem Stock Options and SARs. Every stock option vested and granted under this Plan may be redeemable by PTI at any time. The purchase price for any stock option redeemed by the Company shall be the Fair Market Value of the Common Stock underlying such stock option, less the exercise price of such stock option. The purchase price for any SAR redeemed by PTI shall be the Fair Market Value of the Common Stock underlying such SAR, less the exercise price of such SAR. The purchase price, less any amount of federal or state taxes attributable to the redemption that PTI deems it necessary or advisable to pay or withhold, shall be paid in cash.

     Section 4.5 Discretionary Authority. The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan including, without limitation, its construction of the terms of the Plan and its determination of eligibility for participation and Awards under the Plan. It is the intent of Plan that the decisions of the Committee and its actions with respect to the Plan shall be final, binding and conclusive upon all persons having or claiming to have any right or interest in or under the Plan.

     Section 4.6 Section 162(m) of the Code. With regards to all Covered Employees, the Plan shall, for all purposes, be interpreted and construed in accordance with Section 162(m) of the Code.

     Section 4.7 Action by the Committee. The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, the Committee may authorize any one or more of its number to execute and deliver documents on behalf of the Committee.

     Section 4.8 Allocation and Delegation of Authority. The Committee may allocate all or any portion of its responsibilities and powers under the Plan to any one or more of its members, the CEO or other senior members of management as the Committee deems appropriate and may delegate all or any part of its responsibilities and powers to any such person or persons, provided that any such allocation or delegation be in writing; provided, however, that only the Committee may select and grant Awards to Participants who are subject to Section 16 of the Exchange Act or are Covered Employees. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

                                   Article 5
                                 FORM OF AWARDS

     Section 5.1 In General. Awards may, at the Committee's sole discretion, be paid in the form of Performance Awards pursuant to Article 7, stock options pursuant to Article 8, stock appreciation rights pursuant to Article 9, Stock Awards pursuant to Article 10, performance units pursuant to Article 11, performance shares pursuant to Article 12, any form established by the Committee pursuant to Section 4.2(n), or a combination thereof. All Awards shall be subject to the terms, conditions, restrictions and limitations of the Plan. The Committee may, in its sole judgment, subject an Award to such other terms, conditions, restrictions and/or limitations (including, but not limited to, the time and conditions of exercise and restrictions on transferability and vesting), provided they are not inconsistent with the terms of the Plan. Awards under a particular Article of the Plan need not be uniform and Awards under two or more Articles may be combined into a single Award Notice. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant.

     Section 5.2     Foreign Jurisdictions.

               (a) Special Terms. In order to facilitate the making of any Award to Participants who are employed or retained by the Company outside the United States as Employees, Directors or Consultants (or who are foreign nationals temporarily within the United States), the Committee may provide for such modifications and additional terms and conditions ("special terms") in Awards as the Committee may consider necessary or appropriate to accommodate differences in local law, policy or custom or to facilitate administration of the Plan. The special terms may provide that the grant of an Award is subject to (1) applicable governmental or regulatory approval or other compliance with local legal requirements and/or (2) the execution by the Participant of a written instrument in the form specified by the Committee, and that in the event such conditions are not satisfied, the grant shall be void. The special terms may also provide that an Award shall become exercisable or redeemable, as the case may be, if an Employee's employment or Director or Consultant's relationship with the Company ends as a result of workforce reduction, realignment or similar measure and the Committee may designate a person or persons to make such determination for a location. The Committee may adopt or approve sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for purposes of implementing any special terms, without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, no such sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the Plan shall: (a) increase the limitations contained in Section 6.3; (b) increase the number of available shares under Section 6.1; (c) cause the Plan to cease to satisfy any conditions of Rule 16b-3 under the Exchange Act or, with respect to Covered Employees, Section 162(m) of the Code; or (d) revoke, remove or reduce any vested right of a Participant without the prior written consent of such Participant.

               (b) Currency Effects. Unless otherwise specifically determined by the Committee, all Awards and payments pursuant to such Awards shall be determined in U.S. currency. The Committee shall determine, in its discretion, whether and to the extent any payments made pursuant to an Award shall be made in local currency, as opposed to U.S. dollars. In the event payments are made in local currency, the Committee may determine, in its discretion and without liability to any Participant, the method and rate of converting the payment into local currency.

               (c) Modifications to Awards. The Committee shall have the right at any time and from time to time and without prior notice to modify outstanding Awards to comply with or satisfy local laws and regulations or to avoid costly governmental filings. By means of illustration, but not limitation, the Committee may restrict the method of exercise of an Award to facilitate compliance with applicable securities laws or exchange control filings, laws or regulations.

               (d) No Acquired Rights. No Employee in any country shall have any right to receive an Award, except as expressly provided for under the Plan. All Awards made at any time are subject to the prior approval of the Committee.

                                   Article 6
                             SHARES SUBJECT TO PLAN

     Section 6.1 Available Shares. The maximum number of shares of Common Stock which shall be available for grant of Awards under the Plan (including incentive stock options) during its term shall not exceed 1,500,000. Such amount shall be subject to adjustment as provided in Section 6.2. Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, are settled in cash in lieu of Common Stock, or are exchanged with the Committee's permission for Awards not involving Common Stock, shall be available again for grant under the Plan. Moreover, if the option price of any stock option granted under the Plan or the tax withholding requirements with respect to any stock option granted under the Plan are satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered will be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. The maximum number of shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional performance shares. The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares. For the purpose of computing the total number of shares of Common Stock granted under the Plan, where one or more types of Awards, both of which are payable in shares of Common Stock, are granted in tandem with each other, such that the exercise of one type of Award with respect to a number of shares cancels an equal number of shares of the other, the number of shares granted under both Awards shall be deemed to be equivalent to the number of shares under one of the Awards.

     Section 6.2     Adjustment to Shares.

               (a) In General. The provisions of this Section 6.2(a) are subject to the limitation contained in Section 6.2(b). If there is any change in the number of outstanding shares of Common Stock through the declaration of stock dividends, stock splits or the like, the number of shares available for Awards, the shares subject to any Award and the option prices or exercise prices of Awards shall be automatically adjusted. If there is any change in the number of outstanding shares of Common Stock through any change in the capital account of PTI, or through a merger, consolidation, separation (including a spin off or other distribution of stock or property), reorganization (whether or not such reorganization comes within the meaning of such term in
               Section 368(a) of the Code) or partial or complete liquidation, the Committee shall make appropriate adjustments in the maximum number of shares of Common Stock which may be issued under the Plan and any adjustments and/or modifications to outstanding Awards as it, in its sole discretion, deems appropriate. In the event of any other change in the capital structure or in the Common Stock of PTI, the Committee shall also be authorized to make such appropriate adjustments in the maximum number of shares of Common Stock available for issuance under the Plan and any adjustments and/or modifications to outstanding Awards as it, in its sole discretion, deems appropriate. The maximum number of shares available for issuance under the Plan shall be automatically adjusted to the extent necessary to reflect any dividend equivalents paid in the form of Common Stock. Subject to
               Section 6.2(b), if the maximum number of shares of Common Stock available for issuance under the Plan are adjusted pursuant to this Section 6.2(a), corresponding adjustments shall be made to the limitations set forth in Section 6.3.

               (b) Covered Employees. In no event shall the Award of any Participant who is a Covered Employee be adjusted pursuant to
               Section 6.2(a) to the extent it would cause such Award to fail to qualify as "performance-based compensation" under Section 162(m) of the Code.

     Section 6.3 Maximum Award Payable. Notwithstanding any provision contained in the Plan to the contrary, the maximum Award payable (or granted, if applicable) to any one Participant under the Plan for a calendar year is: (a) for Performance Awards, 150,000 shares of Common Stock or, in the event the Performance Award is paid in cash, $500,000; (b) for stock options, 250,000 shares of Common Stock; (c) for SARs, 100,000 shares of Common Stock; (d) for Stock Awards (including those issued in the form of Performance Awards under
Article 7), 100,000 shares of Common Stock.

                                   Article 7
                               PERFORMANCE AWARDS

     Section 7.1 Purpose. For purposes of grants issued to Covered Employees, the provisions of this Article 7 shall apply in addition to and, where necessary, in lieu of the provisions of Article 10, Article 11 and Article
12. The purpose of this Article is to provide the Committee the ability to qualify the Stock Awards authorized under Article 10, the performance units under Article 11, and the performance shares under Article 12 as "performance-based compensation" under Section 162(m) of the Code. The provisions of this Article 7 shall control over any contrary provision contained in Article 10, Article 11 or Article 12.

     Section 7.2 Eligibility. Only Covered Employees shall be eligible to receive Performance Awards. The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code) which Covered Employees will be Participants for such period. However, designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. The determination as to whether or not such Participant becomes entitled to an Award for such Performance Period shall be decided solely in accordance with the provisions of this Article 7. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employee as a Participant in such period or in any other period.

     Section 7.3 Discretion of Committee with Respect to Performance Awards. With regards to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s), whether the Performance Goal(s) is(are) to apply to the Company or any one or more subunits thereof, and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regards to the Performance Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 7.3 and record the same in writing.

     Section 7.4     Payment of Performance Awards.

               (a) Condition to Receipt of Performance Award. Unless otherwise provided in the relevant Award Notice, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for a Performance Award for such Performance Period.

               (b) Limitation. A Participant shall be eligible to receive a Performance Award for a Performance Period only to the extent that: (1) the Performance Goals for such period are achieved; and
               (2) and the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant's Performance Award has been earned for the Performance Period.

               (c) Certification. Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to also calculate and certify in writing the amount of the Performance Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant's Performance Award for the Performance Period and, in so doing, shall apply Negative Discretion, if and when it deems appropriate.

               (d) Negative Discretion. In determining the actual size of an individual Performance Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Award earned under the Performance Formula for the Performance Period through the use of Negative Discretion, if in its sole judgment, such reduction or elimination is appropriate.

               (e) Timing of Award Payments. The Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by Section 7.4(c).

                                   Article 8
                                  STOCK OPTIONS

     Section 8.1 In General. Awards may be granted in the form of stock options. These stock options may be incentive stock options within the meaning of Section 422 of the Code or non-qualified stock options (i.e., stock options which are not incentive stock options), or a combination of both. All Awards under the Plan issued to Covered Employees in the form of non-qualified stock options shall qualify as "performance-based compensation" under Section 162(m) of the Code.

     Section 8.2 Terms and Conditions of Stock Options. An option shall be exercisable in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee. The price at which Common Stock may be purchased upon exercise of a stock option shall be not less than 100 percent of the Fair Market Value of the Common Stock, as determined by the Committee, on the Effective Date of the option's grant.

     Section 8.3 Restrictions Relating to Incentive Stock Options. Stock options issued in the form of incentive stock options shall, in addition to being subject to the terms and conditions of Section 8.2, comply with Section 422 of the Code. Accordingly, the aggregate Fair Market Value (determined at the time the option was granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company) shall not exceed $100,000 (or such other limit as may be required by Section 422 of the Code). Furthermore, stock options issued in the form of incentive stock options must be issued within ten years from the effective date of the Plan, and the term of such stock options may not exceed ten years (or any shorter period required by Section 422 of the Code).

     Section 8.4 Additional Terms and Conditions. The Committee may, by way of the Award Notice or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any stock option Award, provided they are not inconsistent with the Plan.

     Section 8.5 Exercise. Upon exercise, the option price of a stock option may be paid in cash, or by tendering, by either actual delivery of shares or by attestation, shares of Common Stock, a combination of the foregoing, or such other consideration as the Committee may deem appropriate. Any shares of Common Stock tendered by a Participant upon exercise of a stock option must have been purchased on the open market or, if acquired by the Participant pursuant to a previous stock option exercise, be owned by the Participant for at least six months prior to the date of exercise of the stock option. The Committee shall establish appropriate methods for accepting Common Stock, whether restricted or unrestricted, and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a stock option. Subject to Section 17.8, stock options awarded under the Plan may also be exercised by way of the Company's broker-assisted stock option exercise program, if any, provided such program is available at the time of the option's exercise.

                                   Article 9
                            STOCK APPRECIATION RIGHTS

     Section 9.1 In General. Awards may be granted in the form of stock appreciation rights ("SARs"). SARs entitle the Participant to receive a payment equal to the appreciation in a stated number of shares of Common Stock from the exercise price to the Fair Market Value of the Common Stock on the date of exercise. The "exercise price" for a particular SAR shall be defined in the Award Notice for that SAR. A SAR may be granted in tandem with all or a portion of a related stock option under the Plan ("Tandem SARs"), or may be granted separately ("Freestanding SARs"). A Tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. All Awards under the Plan issued to Covered Employees in the form of a SAR shall qualify as "performance-based compensation" under
Section 162(m) of the Code.

     Section 9.2 Terms and Conditions of Tandem SARs. A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related stock option is exercisable, and the "exercise price" of such a SAR (the base from which the value of the SAR is measured at its exercise) shall be the option price under the related stock option. However, at no time shall a Tandem SAR be issued if the option price of its related stock option is less than the Fair Market Value of the Common Stock, as determined by the Committee, on the Effective Date of the Tandem SAR's grant. If a related stock option is exercised as to some or all of the shares covered by the Award, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares covered by the stock option exercise. Upon exercise of a Tandem SAR as to some or all of the shares covered by the Award, the related stock option shall be canceled automatically to the extent of the number of shares covered by such exercise. Moreover, all Tandem SARs shall expire not later than ten years from the Effective Date of the SAR's grant.

     Section 9.3 Terms and Conditions of Freestanding SARs. Freestanding SARs shall be exercisable or automatically mature in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee. The exercise price of a Freestanding SAR shall be not less than 100 percent of the Fair Market Value of the Common Stock, as determined by the Committee, on the Effective Date of the Freestanding SAR's grant. Moreover, all Freestanding SARs shall expire not later than ten years from the Effective Date of the Freestanding SAR's grant.

     Section 9.4 Deemed Exercise. The Committee may provide that a SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR if at such time the SAR by its terms remains exercisable and, if so exercised, would result in a payment to the holder of such SAR.

     Section 9.5 Additional Terms and Conditions. The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, of any SAR Award, provided they are not inconsistent with the Plan.

                                   Article 10
                                  STOCK AWARDS

     Section 10.1 Grants. Awards may be granted in the form of Stock Awards. Stock Awards shall be awarded in such numbers and at such times during the term of the Plan as the Committee shall determine.

     Section 10.2 Award Restrictions. Stock Awards shall be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate including, but not by way of limitation, restrictions on transferability and continued employment; provided, however, they are not inconsistent with the Plan. The Committee may modify or accelerate the delivery of a Stock Award under such circumstances as it deems appropriate.

     Section 10.3 Rights as Stockholders. During the period in which any restricted shares of Common Stock are subject to any restrictions imposed under
Section 10.2, the Committee may, in its sole discretion, grant to the Participant to whom such restricted shares have been awarded all or any of the rights of a stockholder with respect to such shares, including, but not by way of limitation, the right to vote such shares and, pursuant to Article 15, the right to receive dividends.

     Section 10.4 Evidence of Award. Any Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.

                                   Article 11
                                PERFORMANCE UNITS

     Section 11.1 Grants. Awards may be granted in the form of performance units. Performance units, as that term is used in this Plan, shall refer to Units valued by reference to designated criteria established by the Committee, other than Common Stock.

     Section 11.2 Performance Criteria. Performance units shall be contingent on the attainment during a performance period of certain performance objectives. The length of the performance period, the performance objectives to be achieved during the performance period, and the measure of whether and to what degree such objectives have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion. Performance objectives may be revised by the Committee, at such times as it deems appropriate during the performance period, in order to take into consideration any unforeseen events or changes in circumstances.

     Section 11.3 Additional Terms and Conditions. The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of performance units, provided they are not inconsistent with the Plan.

                                   Article 12
                               PERFORMANCE SHARES

     Section 12.1 Grants. Awards may be granted in the form of performance shares. Performance shares, as that term is used in this Plan, shall refer to shares of Common Stock or Units that are expressed in terms of Common Stock.

     Section 12.2 Performance Criteria. Performance shares shall be contingent upon the attainment during a performance period of certain performance objectives. The length of the performance period, the performance objectives to be achieved during the performance period, and the measure of whether and to what degree such objectives have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion. Performance objectives may be revised by the Committee, at such times as it deems appropriate during the performance period, in order to take into consideration any unforeseen events or changes in circumstances.

     Section 12.3 Additional Terms and Conditions. The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, of any Award of performance shares, provided they are not inconsistent with the Plan.

                                   Article 13
                                PAYMENT OF AWARDS

     Section 13.1 Payment. Absent a Plan provision to the contrary, payment of Awards may, at the discretion of the Committee, be made in cash, Common Stock, a combination of cash and Common Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Common Stock, restrictions on transfer and forfeiture provisions; provided, however, such terms, conditions, restrictions and/or limitations are not inconsistent with the Plan.

     Section 13.2 Withholding Taxes. The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment.

                                   Article 14
                            EFFECT OF CERTAIN EVENTS

     Section 14.1    Stock Options and SARs.

               (a) Committee Rules. The Committee shall have the authority to promulgate rules and regulations to determine the treatment of a Participant under the Plan in the event of such Participant's death, Disability, Retirement, termination for an Approved Reason and other termination.

               (b) Death. Unless otherwise provided in an Award Notice, upon a Participant's death, any stock option or SAR may be exercised in whole or in part within one year after the date of the Participant's death and then only: (a) by the beneficiary designated by the Participant in a writing submitted to the Company prior to the Participant's death, or in the absence of same, by the Participant's estate or by or on behalf of such person or persons to whom the Participant's rights pass under his or her will or the laws of descent and distribution, (b) to the extent that the Participant would have been entitled to exercise the stock option or SAR at the date of his or her death and subject to all of the conditions on exercise imposed by the Plan and the Award Notice, and (c) prior to the expiration of the term of the stock option or SAR.

               (c) Disability. Unless otherwise provided in an Award Notice, upon a Participant's Disability, any stock option or SAR may be exercised in whole or in part within one year after the date of the Participant's Disability and then only to the extent that the Participant would have been entitled to exercise the stock option or SAR at the date of his or her Disability, subject to all of the conditions on exercise imposed by the Plan and the Award Notice and prior to the expiration of the term of the stock option or SAR.

               (d) Retirement or Termination for an Approved Reason. Unless otherwise provided in an Award Notice, upon a Participant's Retirement or termination for an Approved Reason, any stock option or SAR may be exercised in whole or in part within one year after the date of the Participant's Retirement or termination for an Approved Reason and then only to the extent that the Participant would have been entitled to exercise the stock option or SAR at the date of his or her Retirement or termination for an Approved Reason, and subject to all of the conditions on exercise imposed by the Plan and the Award Notice and prior to the expiration of the term of the stock option or SAR.

               (e) Other Termination. If a Participant's employment with the Company terminates for a reason other than death, Disability, Retirement, or an Approved Reason, and unless otherwise provided in an Award Notice, any stock option or SAR may be exercised in whole or in part within 30 days after the date of termination of employment and then only to the extent such stock option or SAR is vested and exercisable at the time of the termination of employment, and subject to all of the conditions on exercise imposed by the Plan and the Award Notice and prior to the expiration of the term of the stock option or SAR.

               (f) Acceleration and Extension. Notwithstanding this Section or the terms of an Award Notice, the Committee may: (i) accelerate the vesting and exercisability of a stock option or SAR in order to allow its exercise by the estate or beneficiary of a deceased Participant or by the disabled, retired or terminated Participant; and (ii) extend the period for exercise of a stock option or SAR, provided such extension does not exceed the term of such stock option or SAR.

     Section 14.2 Other Awards. The Committee shall have the authority to promulgate rules and regulations to determine the treatment of the other Awards of a Participant under the Plan in the event of such Participant's death, Disability, Retirement, or termination from the Company.

                                   Article 15
                        DIVIDEND AND DIVIDEND EQUIVALENTS

     If an Award is granted in the form of a Stock Award, stock option, or performance share, or in the form of any other stock-based grant, the Committee may choose, at the time of the grant of the Award or any time thereafter up to the time of the Award's payment, to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments), and at such time(s) as the Committee shall determine. All dividends or dividend equivalents which are not paid currently may, at the Committee's discretion, accrue interest, be reinvested into additional shares of Common Stock or, in the case of dividends or dividend equivalents credited in connection with Stock Awards or performance shares, be credited as additional Stock Awards or performance shares and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award. The total number of shares available for grant under Section 6.1 shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional Stock Awards or performance shares.

                                   Article 16
                               DEFERRAL OF AWARDS

     At the discretion of the Committee, payment of any Award, dividend, or dividend equivalent, or any portion thereof, may be deferred by a Participant until such time as the Committee may establish. All such deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant prior to the time established by the Committee for such purpose, on a form provided by the Company. Further, all deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of the Code. Deferred payments shall be paid in a lump sum or installments, as determined by the Committee. Deferred Awards may also be credited with interest, at such rates to be determined by the Committee, and, with respect to those deferred Awards denominated in the form of Common Stock, with dividends or dividend equivalents.

                                   Article 17
                                  MISCELLANEOUS

     Section 17.1    Nonassignability.

               (a) In General. Except as otherwise determined by the Committee or as otherwise provided in Section 17.1(b), no Awards or any other payment under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, pledge, or encumbrance, nor shall any Award be payable to or exercisable by anyone other than the Participant to whom it was granted.

               (b) Non-qualified Stock Options. The Committee shall have the discretionary authority to grant Awards of non-qualified stock options or amend outstanding Awards of non-qualified stock options to provide that they be transferable, subject to such terms and conditions as the Committee shall establish. In addition to any such terms and conditions, the following terms and conditions shall apply to all transfers of non-qualified stock options:

                    (1) Permissible  Transferors.  Except as otherwise permitted by the Committee, the only Participants permitted to transfer their non-qualified stock options are those Participants who are, on the date of the transfer of their non-qualified stock option, a corporate officer of PTI, or a Director.

                    (2) Permissible Transferees. Transfers shall only be permitted to: (i) the Participant's "Immediate Family Members," as that term is defined in Section 17.1(b)(9); (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members; or (iii) a family partnership or family limited partnership in which each partner is, at the time of transfer and all times subsequent thereto, either an Immediate Family Member or a trust for the exclusive benefit of one or more Immediate Family Members.

                    (3) No  Consideration.  All  transfers  shall be made for no consideration.

                    (4) Subsequent Transfers. Once a Participant transfers a non-qualified stock option, any subsequent transfer of such transferred option shall, notwithstanding Section 17.1(b)(1) to the contrary, be permitted, provided, however, such subsequent transfer complies with all of the terms and conditions of this
               Section  17.1,  with the  exception  of Section  17.1(b)(1).

                    (5) Transfer Agent. In order for a transfer to be effective, the Committee's designated transfer agent must be used to effectuate the transfer. The costs of such transfer agent shall be borne solely by the transferor.

                    (6) Withholding.  In order for a transfer to be effective, a
               Participant must agree in writing prior to the transfer on a form provided by the Company to pay any and all payroll and withholding taxes due upon exercise of the transferred option. In addition, prior to the exercise of a transferred option by a transferee, arrangements must be made by the Participant with the Company for the payment of all payroll and withholding taxes.

                    (7) Terms and Conditions of Transferred Option. Upon transfer, a non-qualified stock option continues to be governed by and subject to the terms and conditions of the Plan and the option's applicable administrative guide and Award Notice. A transferee of a non-qualified stock option is entitled to the same rights as the Participant to whom such non-qualified stock options was awarded, as if no transfer had taken place. Accordingly, the rights of the transferee are subject to the terms and conditions of the original grant to the Participant, including provisions relating to expiration date, exercisability, option price and forfeiture.

                    (8) Notice to  Transferees.  The  Company  shall be under no obligation to provide a transferee with any notice regarding the transferred options held by the transferee upon forfeiture or any other circumstance.

                    (9) Immediate  Family  Member.  For purposes of this Section
               17.1, the term "Immediate Family Member" shall mean the Participant and his or her spouse, children or grandchildren, whether natural, step or adopted children or grandchildren.

     Section 17.2 Amendments to Awards. The Committee may at any time unilaterally amend any unexercised, unearned, or unpaid Award, including, but not by way of limitation, Awards earned but not yet paid, to the extent it deems appropriate; provided, however, that any such amendment which, in the opinion of the Committee, is adverse to the Participant shall require the Participant's consent.

     Section 17.3 Regulatory Approvals and Listings. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing Stock Awards or any other Award resulting in the payment of Common Stock prior to (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (iii) the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

     Section 17.4 No Right to Continued Employment or Grants. Participation in the Plan shall not give any Employee any right to remain in the employ of the Company. The Company reserves the right to terminate any Employee at any time. Further, the adoption of this Plan shall not be deemed to give any Employee or any other individual any right to be selected as a Participant or to be granted an Award. In addition, no Employee having been selected for an Award, shall have at any time the right to receive any additional Awards.

     Section 17.5 Amendment/Termination. The Committee may suspend or terminate the Plan at any time for any reason with or without prior notice. In addition, the Committee may, from time to time for any reason and with or without prior notice, amend the Plan in any manner, but may not without stockholder approval adopt any amendment which would increase the number of shares available under the Plan, or which would require the vote of the stockholders of PTI pursuant to Section 162(m) of the Code, but only insofar as such amendment affects Covered Employees, or if such approval is necessary or deemed advisable with respect to tax, securities, or other applicable laws, policies, or regulations. Notwithstanding the foregoing, and subject to Section 4.4, the Committee may not revoke, remove or reduce any vested right of a Participant without the prior written consent of such Participant.

     Section 17.6 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.

     Section 17.7 No Right, Title, or Interest in Company Assets. No Participant shall have any rights as a stockholder as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name, and, in the case of restricted shares of Common Stock, such rights are granted to the Participant under the Plan. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company and the Participant shall not have any rights in or against any specific assets of the Company. All of the Awards granted under the Plan shall be unfunded.

     Section 17.8 Section 16 of the Exchange Act. In order to avoid any Exchange Act violations, the Committee may, from time to time, impose additional restrictions upon an Award, including but not limited to, restrictions regarding tax withholdings and restrictions regarding the Participant's ability to exercise Awards under the Company's broker-assisted stock option exercise program, if any.

     Section 17.9 No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents and employees, makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to the tax treatment of any Award, any amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

                                                                  EXHIBIT 5.1

                   [Letterhead of Harter, Secrest & Emery LLP]

                            1600 Bausch & Lomb Place
                            Rochester, New York 14607
                      Phone: 585-232-6500 Fax: 585-232-2152

                                  March 3, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



Ladies and Gentlemen:



As legal counsel for Performance Technologies, Incorporated, a Delaware corporation (the "Company"), we are rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, on a registration statement on Form S-8 (the "Registration Statement") of up to 1,500,000 shares of the Common Stock, $0.01 par value, of the Company that may be issued pursuant to grants of awards under the Performance Technologies, Incorporated 2003 Omnibus Incentive Plan (the "Plan").

We have examined all instruments, documents and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We express no opinion concerning any law other than the corporation laws of the State of Delaware. As to matters of Delaware corporation law, we have based our opinion solely upon our examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in standard, unofficial compilations.

Based on such examination, we are of the opinion that the 1,500,000 shares of Common Stock that may be issued pursuant to awards under the Plan are duly authorized shares of the Company's Common Stock, and, when issued against receipt of the consideration therefor in accordance with the provisions of the Plan, will be validly issued, fully paid and non-assessable. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in such Registration Statement.

                                                     Respectfully submitted,

                                                /s/ Harter, Secrest & Emery LLP

                                                               EXHIBIT 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 5, 2003 relating to the
financial   statements  and  financial  statement   schedule   of   Performance
Technologies, Incorporated, which appears in Performance Technologies, Incorporated's Annual Report on Form 10-K for the year ended December 31, 2002.


/s/PricewaterhouseCoopers LLP

Rochester, New York
March 3, 2004